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                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                                                       SIX MONTHS
                                                                                                          ENDED
                                                                                                      JUNE 30, 1997
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Earnings before fixed charges:
  Net income......................................................................................      $     167
  Provision for income taxes......................................................................            114
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  Income before income taxes......................................................................            281
  Interest and debt expense.......................................................................            163
  Interest portion of rental expense..............................................................             13
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Earnings before fixed charges.....................................................................      $     457
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Fixed charges:
  Interest and debt expense.......................................................................      $     163
  Interest portion of rental expense..............................................................             13
  Capitalized interest............................................................................              3
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    Total fixed charges...........................................................................      $     179
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Ratio of earnings to fixed charges................................................................            2.6
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